Issuer Free Writing Prospectus dated June 16, 2016

(Related to Preliminary Prospectus Supplement dated June 13, 2016)

Filed Pursuant to Rule 433

Registration No. 333-207184

Issuer Free Writing Prospectus dated June 16, 2016

to Preliminary Prospectus Supplement

Dated June 13, 2016

This Free Writing Prospectus relates to the public offering of the ordinary shares of Innocoll Holdings plc. ("Innocoll" or "we") and should be read together with the preliminary prospectus supplement dated June 13, 2016 (the “Preliminary Prospectus Supplement”) to the prospectus dated May 23, 2016 that is part of the Registration Statement on Form F-3 (File No. 333-207184) filed with the Securities and Exchange Commission (“SEC”) before making a decision in connection with an investment in these ordinary shares. A copy of the Preliminary Prospectus Supplement can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1660484/000157104916015975/t1601499-424b5.htm

This Free Writing Prospectus, unless specifically described otherwise, supplements and updates certain information set forth in the Preliminary Prospectus Supplement as follows:

On June 16, 2016, we and the underwriters have made the determination to exclude from the proposed public offering any ordinary shares to have been offered and sold by any selling shareholders. Accordingly, all of the proceeds from the proposed public offering will be attributable to ordinary shares that are offered and sold solely by Innocoll.